Exhibit 99.1
Snap Inc. Announces First Quarter 2025 Financial Results
First quarter revenue increased 14% year-over-year to $1,363 million
Daily Active Users increased 9% year-over-year to 460 million
Net loss improved 54% year-over-year to $140 million
Adjusted EBITDA improved 137% year-over-year to $108 million
SANTA MONICA, Calif. – April 29, 2025 – Snap Inc. (NYSE: SNAP) today announced financial results for the quarter ended March 31, 2025.
“We surpassed an important milestone in Q1, with our community growing to over 900 million monthly active users,” said Evan Spiegel, CEO. “Quarterly revenue increased 14% year-over-year, driven by the progress we have made with our direct-response advertising solutions, continued momentum in driving performance for small and medium sized businesses, and the growth of our Snapchat+ subscription business.”
Q1 2025 Financial Summary
•Revenue was $1,363 million, compared to $1,195 million in the prior year, an increase of 14% year-over-year.
•Net loss was $140 million, compared to $305 million in the prior year.
•Adjusted EBITDA was $108 million, compared to $46 million in the prior year.
•Operating cash flow was $152 million, compared to $88 million in the prior year.
•Free Cash Flow was $114 million, compared to $38 million in the prior year.

	Three Months Ended March 31,		Percent Change
	2025	2024

(Unaudited)	(dollars in thousands, except per share amounts)
Revenue	$1,363,217	$1,194,773	14%
Operating loss	$(193,846)	$(333,232)	42%
Net loss	$(139,587)	$(305,090)	54%
Adjusted EBITDA (1)	$108,425	$45,659	137%
Net cash provided by (used in) operating activities	$151,610	$88,352	72%
Free Cash Flow (2)	$114,396	$37,904	202%
Diluted net loss per share attributable to common stockholders	$(0.08)	$(0.19)	58%
(1)See page 9 for a reconciliation of net loss to Adjusted EBITDA. Total restructuring charges for the three months ended March 31, 2024, and excluded from Adjusted EBITDA, were $70.1 million. No restructuring charges were incurred during the three months ended March 31, 2025.
(2)See page 9 for a reconciliation of net cash provided by (used in) operating activities to Free Cash Flow.

Q1 2025 Summary & Key Highlights
We deepened engagement with our community:
•Q1 marked an important milestone for Snap, as we reached more than 900 million monthly active users (MAU), on the way to our goal of 1 billion MAU.
•Daily active users (DAU) were 460 million in Q1 2025, an increase of 38 million, or 9%, year-over-year.
•The total number of Snap Star Spotlight posts grew by over 125% year-over-year in Q1.
•The number of views on Spotlight posts less than 24 hours old doubled year-over-year—which contributes to a more engaging, timely, and fresh viewer experience.
•My AI DAUs grew more than 55% year-over-year in the U.S. as a result of the multimodal improvements we’ve rolled out to My AI over the past year.
We are focused on accelerating and diversifying our revenue growth:
•Total active advertisers grew by 60% year-over-year in Q1.
•SKAdNetwork reported app purchases grew more than 30% year-over-year in Q1.
•We rolled out improvements to our automated Target Cost (tCPA) bidding strategy, leveraging ML technology to help advertisers achieve more consistent cost-per-action results.
•We expanded our Agency Partner Program to agencies of all sizes, providing them with dedicated support, training, and resources to help their clients maximize ROI on Snapchat.
•In addition to the Sponsored Snap takeover buys launched last quarter, we began early testing of Sponsored Snaps in our auction in Q1 as we look to expand Sponsored Snaps to additional bidding objectives.
•We launched our new brand suitability solutions, giving advertisers even more control when it comes to content adjacency.
•Other Revenue, the majority of which is Snapchat+ subscription revenue, increased 75% year-over-year in Q1.
We invested in our augmented reality platform:
•We introduced new advanced AI video Lenses, powered by our in-house generative video model.
•Easy Lens, an AI-powered tool that simplifies Lens creation, went into early testing in mid-December and has already been used to create over 10,000 Lenses, generating over 2 billion impressions.
•We launched our Music Lyrics feature, combining community-created Lenses with our music library to bring songs to life through visualized lyrics — including “APT.” by Bruno Mars and ROSÉ.
•In Q1, Lens Studio downloads more than doubled year-over year, and Lens Studio monthly active users reached an all-time high.
•We introduced Challenge Tags, a new way Snap AR developers can be rewarded for submitting Lenses using active Challenge Tags, which are judged on their originality, technical excellence, and theme focus.
We are building the next-generation AR operating system for Spectacles:
•We introduced a set of platform capabilities that unlock the ability to build Lenses using global positioning system integration, compass heading, and custom locations, which improves location-based experiences.
•One of our newest Lenses, Basketball Trainer, brings practice to life in AR with a holographic AR coach and shooting drills that use SnapML to track your score automatically.
•Niantic’s latest update of Peridot Beyond now enables a multiplayer AR experience with our Connected Lens technology and connects Spectacles with the Peridot mobile game.
•Wabisabi Games created an AR Lens that gamifies dog walking by using SnapML to recognize your dog, overlay visual effects, track routes and steps, and reward users with virtual items.
•We added the ability to integrate in-game leaderboards into Lenses, released an improved keyboard, and introduced new hand tracking capabilities.
•We introduced Spectacles Community Challenges, a new way developers can win cash prizes for submitting new or updating existing Lenses, which are judged on engagement, technical excellence, and Lens quality.

Q2 2025 Outlook
Snap Inc. will discuss its Q2 2025 outlook during its Q1 2025 Earnings Call (details below) and in its investor letter available at investor.snap.com.
Conference Call Information
Snap Inc. will host a conference call to discuss the results at 2:00 p.m. Pacific / 5:00 p.m. Eastern today. The live audio webcast along with supplemental information will be accessible at investor.snap.com. A recording of the webcast will also be available following the conference call.
Snap Inc. uses its websites (including snap.com and investor.snap.com) as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.
Definitions
Free Cash Flow is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment.
Common shares outstanding plus shares underlying stock-based awards includes common shares outstanding, restricted stock units, restricted stock awards, and outstanding stock options.
Adjusted EBITDA is defined as net income (loss), excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other items impacting net income (loss) from time to time.
A Daily Active User (DAU) is defined as a registered and logged-in Snapchat user who visits Snapchat through our applications or websites at least once during a defined 24-hour period. We calculate average DAUs for a particular quarter by adding the number of DAUs on each day of that quarter and dividing that sum by the number of days in that quarter.
Average revenue per user (ARPU) is defined as quarterly revenue divided by the average DAUs.
A Monthly Active User (MAU) is defined as a registered and logged-in Snapchat user who visits Snapchat through our applications or websites at least once during the 30-day period ending on the calendar month-end. We calculate average Monthly Active Users for a particular quarter by calculating the average of the MAUs as of each calendar month-end in that quarter.

Note: For adjustments and additional information regarding the non-GAAP financial measures and other items discussed, please see “Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” and “Supplemental Financial Information and Business Metrics.”
About Snap Inc.
Snap Inc. is a technology company. We believe the camera presents the greatest opportunity to improve the way people live and communicate. We contribute to human progress by empowering people to express themselves, live in the moment, learn about the world, and have fun together. For more information, visit snap.com.
Contact
Investors and Analysts:
ir@snap.com
Press:
press@snap.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding guidance, our future results of operations or financial condition, future stock repurchase programs or stock dividends, business strategy and plans, user growth and engagement, product initiatives, objectives of management for future operations, and advertiser and partner offerings, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this press release.
You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends, including our financial outlook, macroeconomic uncertainty, and geo-political events and conflicts, that we believe may continue to affect our business, financial condition, results of operations, and prospects. These forward-looking statements are subject to risks and uncertainties related to: our financial performance; our ability to attain and sustain profitability; our ability to generate and sustain positive cash flow; our ability to attract and retain users, partners, and advertisers; competition and new market entrants; managing our growth and future expenses; compliance with new laws, regulations, and executive actions; our ability to maintain, protect, and enhance our intellectual property; our ability to succeed in existing and new market segments; our ability to attract and retain qualified team members and key personnel; our ability to repay or refinance outstanding debt, or to access additional financing; future acquisitions, divestitures, or investments; and the potential adverse impact of climate change, natural disasters, health epidemics, macroeconomic conditions, and war or other armed conflict, as well as risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in our most recent periodic report filed with the U.S. Securities and Exchange Commission, or SEC, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in our periodic report that will be filed with the SEC for the period covered by this press release and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, including future developments related to geo-political events and conflicts and macroeconomic conditions, except as required by law.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use the non-GAAP financial measure of Free Cash Flow, which is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment. We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business and is a key financial indicator used by management. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.
We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss), excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other items impacting net income (loss) from time to time. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in Adjusted EBITDA.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures.”
Snap Inc., “Snapchat,” and our other registered and common law trade names, trademarks, and service marks are the property of Snap Inc. or our subsidiaries.

SNAP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net loss	$(139,587)	$(305,090)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	37,715	41,713
Stock-based compensation	247,338	263,752
Amortization of debt issuance costs and debt discount (premium)	7,642	1,742
Losses (gains) on debt and equity securities, net	15,800	8,968
Gain on extinguishment of debt	(66,939)	(8,850)
Other	(805)	(7,762)
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net of allowance	194,216	162,207
Prepaid expenses and other current assets	(22,828)	(13,629)
Operating lease right-of-use assets	14,123	13,575
Other assets	9,010	(5,142)
Accounts payable	34,260	(34,089)
Accrued expenses and other current liabilities	(162,568)	(18,381)
Operating lease liabilities	(16,993)	(13,930)
Other liabilities	1,226	3,268
Net cash provided by (used in) operating activities	151,610	88,352
Cash flows from investing activities
Purchases of property and equipment	(37,214)	(50,448)
Purchases of marketable securities	(235,799)	(465,672)
Sales of marketable securities	12,001	—
Maturities of marketable securities	263,766	384,928
Other	—	9
Net cash provided by (used in) investing activities	2,754	(131,183)
Cash flows from financing activities
Proceeds from issuance of notes, net of issuance costs	1,473,083	—
Proceeds from the exercise of stock options	—	69
Repurchases of Class A non-voting common stock	(257,100)	(235,114)
Deferred payments for acquisitions	(57,977)	—
Repurchases of convertible notes	(1,444,626)	(440,706)
Other	(1,899)	—
Net cash provided by (used in) financing activities	(288,519)	(675,751)
Change in cash, cash equivalents, and restricted cash	(134,155)	(718,582)
Cash, cash equivalents, and restricted cash, beginning of period	1,050,234	1,782,462
Cash, cash equivalents, and restricted cash, end of period	$916,079	$1,063,880

SNAP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$1,363,217	$1,194,773
Costs and expenses:
Cost of revenue	639,579	574,749
Research and development	424,165	449,759
Sales and marketing	257,957	276,034
General and administrative	235,362	227,463
Total costs and expenses	1,557,063	1,528,005
Operating loss	(193,846)	(333,232)
Interest income	37,018	39,898
Interest expense	(23,399)	(4,743)
Other income (expense), net	49,069	(81)
Loss before income taxes	(131,158)	(298,158)
Income tax benefit (expense)	(8,429)	(6,932)
Net loss	$(139,587)	$(305,090)
Net loss per share attributable to Class A, Class B, and Class C common stockholders:
Basic	$(0.08)	$(0.19)
Diluted	$(0.08)	$(0.19)
Weighted average shares used in computation of net loss per share:
Basic	1,696,353	1,647,387
Diluted	1,696,353	1,647,387

SNAP INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	March 31, 2025	December 31, 2024
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$911,227	$1,046,534
Marketable securities	2,295,663	2,329,745
Accounts receivable, net of allowance	1,157,615	1,348,472
Prepaid expenses and other current assets	212,532	182,006
Total current assets	4,577,037	4,906,757
Property and equipment, net	501,353	489,088
Operating lease right-of-use assets	528,270	530,441
Intangible assets, net	74,822	86,363
Goodwill	1,691,870	1,689,785
Other assets	215,848	233,914
Total assets	$7,589,200	$7,936,348
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$209,445	$173,197
Operating lease liabilities	22,501	24,885
Accrued expenses and other current liabilities	796,258	1,009,254
Short-term debt, net	36,233	36,212
Total current liabilities	1,064,437	1,243,548
Long-term debt, net	3,576,692	3,607,717
Operating lease liabilities, noncurrent	575,427	575,082
Other liabilities	61,309	59,240
Total liabilities	5,277,865	5,485,587
Commitments and contingencies
Stockholders’ equity
Class A non-voting common stock, $0.00001 par value. 3,000,000 shares authorized, 1,478,508 shares issued, 1,432,528 shares outstanding at March 31, 2025, and 3,000,000 shares authorized, 1,483,718 shares issued, 1,436,495 shares outstanding at December 31, 2024.	14	14
Class B voting common stock, $0.00001 par value. 700,000 shares authorized, 22,523 shares issued and outstanding at March 31, 2025 and December 31, 2024.	—	—
Class C voting common stock, $0.00001 par value. 260,888 shares authorized, 231,627 shares issued and outstanding at March 31, 2025 and December 31, 2024.	2	2
Treasury stock, at cost. 45,980 and 47,222 shares of Class A non-voting common stock at March 31, 2025 and December 31, 2024, respectively.	(448,509)	(460,620)
Additional paid-in capital	15,879,359	15,644,132
Accumulated deficit	(13,132,148)	(12,735,461)
Accumulated other comprehensive income (loss)	12,617	2,694
Total stockholders’ equity	2,311,335	2,450,761
Total liabilities and stockholders’ equity	$7,589,200	$7,936,348

SNAP INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, unaudited)

	Three Months Ended March 31,
	2025	2024
Free Cash Flow reconciliation:
Net cash provided by (used in) operating activities	$151,610	$88,352
Less:
Purchases of property and equipment	(37,214)	(50,448)
Free Cash Flow	$114,396	$37,904

	Three Months Ended March 31,
	2025	2024
Adjusted EBITDA reconciliation:
Net loss	$(139,587)	$(305,090)
Add (deduct):
Interest income	(37,018)	(39,898)
Interest expense	23,399	4,743
Other (income) expense, net	(49,069)	81
Income tax (benefit) expense	8,429	6,932
Depreciation and amortization	37,715	38,098
Stock-based compensation expense	247,338	254,715
Payroll and other tax expense related to stock-based compensation	17,218	15,970
Restructuring charges (1)	—	70,108
Adjusted EBITDA	$108,425	$45,659
(1)Restructuring charges during 2024 primarily include $68.2 million of cash severance, stock-based compensation expense, and other charges associated with the 2024 restructuring. These charges are not reflective of underlying trends in our business.
Total depreciation and amortization expense by function:

	Three Months Ended March 31,
	2025	2024
Depreciation and amortization expense (1):
Cost of revenue	$1,420	$2,150
Research and development	22,987	27,598
Sales and marketing	4,823	4,577
General and administrative	8,485	7,388
Total	$37,715	$41,713
(1)Depreciation and amortization expense for the three months ended March 31, 2024 includes restructuring charges.

SNAP INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share amounts, unaudited)
Total stock-based compensation expense by function:

	Three Months Ended March 31,
	2025	2024
Stock-based compensation expense (1):
Cost of revenue	$1,434	$1,815
Research and development	156,688	174,519
Sales and marketing	54,440	54,656
General and administrative	34,776	32,762
Total	$247,338	$263,752
(1)Stock-based compensation expense for the three months ended March 31, 2024 includes restructuring charges.

SNAP INC.
SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS
(dollars and shares in thousands, except per user amounts, unaudited)

	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025

	(NM = Not Meaningful)
Cash Flows and Shares
Net cash provided by (used in) operating activities	$164,574	$88,352	$(21,377)	$115,872	$230,633	$151,610
Net cash provided by (used in) operating activities - YoY (year-over-year)	31%	(42)%	74%	NM	40%	72%
Net cash provided by (used in) operating activities - TTM (trailing twelve months)	$246,521	$183,771	$244,330	$347,421	$413,480	$476,738
Purchases of property and equipment	$(53,719)	$(50,448)	$(52,062)	$(44,041)	$(48,275)	$(37,214)
Purchases of property and equipment - YoY	14%	6%	41%	(40)%	(10)%	(26)%
Purchases of property and equipment - TTM	$(211,727)	$(214,545)	$(229,664)	$(200,270)	$(194,826)	$(181,592)
Free Cash Flow	$110,855	$37,904	$(73,439)	$71,831	$182,358	$114,396
Free Cash Flow - YoY	41%	(63)%	38%	218%	65%	202%
Free Cash Flow - TTM	$34,794	$(30,774)	$14,666	$147,151	$218,654	$295,146
Common shares outstanding	1,645,496	1,643,120	1,653,820	1,672,212	1,690,645	1,686,678
Common shares outstanding - YoY	5%	3%	2%	2%	3%	3%
Shares underlying stock-based awards	157,981	146,240	144,315	132,783	135,036	136,044
Shares underlying stock-based awards - YoY	20%	14%	(3)%	(14)%	(15)%	(7)%
Total common shares outstanding plus shares underlying stock-based awards	1,803,477	1,789,360	1,798,135	1,804,995	1,825,681	1,822,722
Total common shares outstanding plus shares underlying stock-based awards - YoY	6%	4%	2%	1%	1%	2%

Results of Operations
Revenue	$1,361,287	$1,194,773	$1,236,768	$1,372,574	$1,557,283	$1,363,217
Revenue - YoY	5%	21%	16%	15%	14%	14%
Revenue - TTM	$4,606,115	$4,812,280	$4,981,379	$5,165,402	$5,361,398	$5,529,842
Revenue by region (1)
North America	$899,542	$743,131	$767,560	$857,621	$968,943	$831,691
North America - YoY	2%	16%	12%	9%	8%	12%
North America - TTM	$3,012,421	$3,115,656	$3,196,387	$3,267,854	$3,337,255	$3,425,815
Europe	$238,253	$195,844	$229,835	$248,902	$287,031	$224,015
Europe - YoY	9%	24%	26%	24%	20%	14%
Europe - TTM	$778,394	$816,478	$864,204	$912,834	$961,612	$989,783
Rest of World	$223,492	$255,798	$239,373	$266,051	$301,309	$307,511
Rest of World - YoY	11%	34%	20%	32%	35%	20%
Rest of World - TTM	$815,300	$880,146	$920,788	$984,714	$1,062,531	$1,114,244
Operating loss	$(248,713)	$(333,232)	$(253,975)	$(173,210)	$(26,877)	$(193,846)
Operating loss - YoY	14%	9%	37%	54%	89%	42%
Operating loss - Margin	(18)%	(28)%	(21)%	(13)%	(2)%	(14)%
Operating loss - TTM	$(1,398,379)	$(1,366,347)	$(1,215,983)	$(1,009,130)	$(787,294)	$(647,908)
Net income (loss)	$(248,247)	$(305,090)	$(248,620)	$(153,247)	$9,101	$(139,587)
Net income (loss) - YoY	14%	7%	34%	58%	104%	54%
Net income (loss) - Margin	(18)%	(26)%	(20)%	(11)%	1%	(10)%
Net income (loss) - TTM	$(1,322,485)	$(1,298,901)	$(1,170,213)	$(955,204)	$(697,856)	$(532,353)
Adjusted EBITDA	$159,149	$45,659	$54,977	$131,962	$276,007	$108,425
Adjusted EBITDA - YoY	(32)%	NM	243%	229%	73%	137%
Adjusted EBITDA - Margin (2)	12%	4%	4%	10%	18%	8%
Adjusted EBITDA - TTM	$161,577	$206,423	$299,879	$391,747	$508,605	$571,371
(1)Total revenue for geographic reporting is apportioned to each region based on our determination of the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity. This allocation is consistent with how we determine ARPU.
(2)We define Adjusted EBITDA margin as Adjusted EBITDA divided by GAAP revenue.

SNAP INC.
SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS (continued)
(dollars and shares in thousands, except per user amounts, unaudited)

	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
Other
DAU (in millions) (1)	414	422	432	443	453	460
DAU - YoY (2)	10%	10%	9%	9%	9%	9%
DAU by region (in millions)
North America	100	100	100	100	100	99
North America - YoY	—%	(1)%	—%	—%	(1)%	(1)%
Europe	96	96	97	99	99	99
Europe - YoY	4%	4%	3%	4%	4%	3%
Rest of World	218	226	235	244	254	262
Rest of World - YoY	19%	19%	16%	16%	17%	16%
ARPU	$3.29	$2.83	$2.86	$3.10	$3.44	$2.96
ARPU - YoY	(5)%	10%	6%	6%	5%	5%
ARPU by region
North America	$8.96	$7.44	$7.67	$8.54	$9.73	$8.41
North America - YoY	2%	17%	12%	9%	9%	13%
Europe	$2.49	$2.04	$2.36	$2.52	$2.89	$2.26
Europe - YoY	5%	20%	22%	19%	16%	11%
Rest of World	$1.03	$1.13	$1.02	$1.09	$1.19	$1.17
Rest of World - YoY	(7)%	13%	4%	14%	16%	4%
Employees (full-time; excludes part-time, contractors, and temporary personnel)	5,289	4,835	4,719	4,800	4,911	5,061
Employees - YoY	—%	(7)%	(11)%	(11)%	(7)%	5%

Depreciation and amortization expense
Cost of revenue	$3,171	$2,150	$1,872	$965	$1,123	$1,420
Research and development	31,040	27,598	22,909	24,798	24,351	22,987
Sales and marketing	10,017	4,577	5,084	4,953	5,333	4,823
General and administrative	8,096	7,388	8,065	8,134	8,774	8,485
Total	$52,324	$41,713	$37,930	$38,850	$39,581	$37,715
Depreciation and amortization expense - YoY	8%	18%	(4)%	(6)%	(24)%	(10)%

Stock-based compensation expense
Cost of revenue	$2,665	$1,815	$1,260	$1,333	$1,626	$1,434
Research and development	220,996	174,519	171,465	172,516	165,330	156,688
Sales and marketing	70,369	54,656	52,208	53,345	56,463	54,440
General and administrative	39,167	32,762	34,378	33,035	34,312	34,776
Total	$333,197	$263,752	$259,311	$260,229	$257,731	$247,338
Stock-based compensation expense - YoY	(26)%	(16)%	(18)%	(27)%	(23)%	(6)%
(1)Numbers may not foot due to rounding.
(2)In the first quarter of 2025, we refined our processes and controls to allow us to more accurately record user activity that would not otherwise be recorded during such period due to delays in receiving user metric information resulting from carrier or other user connectivity issues during the measurement period. For additional information concerning these refinements, see the “Note Regarding User Metrics and Other Data” in our Quarterly Report filed on Form 10-Q for the first quarter of 2025. As a result of such refinements, our DAUs may not be directly comparable to those in prior periods, as they reflect a comparison to previously reported numbers. For example, had such refinements not been made in the first quarter of 2025, the year-over-year increase in such quarter for Rest of World would have been 15% instead of 16% given that the refinements primarily affected this region.